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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY


     The undersigned Directors of PHOENIX FOOTWEAR GROUP, INC. do hereby constitute and appoint James R. Riedman and Greg A. Tunney their true and lawful attorneys and agents, to execute the Phoenix Footwear Group, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for us and in our names as Directors, to comply with the Securities Exchange Act of 1934, and the rules, regulations and requirements of the Securities and Exchange Commission in connection therewith.


Dated:  March 28, 2003                  /s/ Edward Bloomberg
                                        ------------------------
                                        Edward Bloomberg


Dated:  March 28, 2003                  /s/ Steven DePerrior
                                        ------------------------
                                        Steven DePerrior


Dated:  March 28, 2003                  /s/ Gregory Harden
                                        ------------------------
                                        Gregory Harden


Dated:  March 28, 2003                  /s/ James R. Riedman
                                        ------------------------
                                        James R. Riedman


Dated:  March 28, 2003                  /s/ Wilhelm Pfander
                                        ------------------------
                                        Wilhelm Pfander


Dated:  March 28, 2003                  /s/ Gary E. Pflugfelder
                                        ------------------------
                                        Gary E. Pflugfelder


Dated:  March 28, 2003                  Greg A. Tunney
                                        ------------------------
                                        Greg A. Tunney